                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Current Report on Form 8-K/A dated February 12, 1999 of Platinum Software Corporation of our report dated January 26, 1998 with respect to the consolidated financial statements of DataWorks Corporation for the years ended December 31, 1995, 1996, and 1997 included in the Registration Statement (Form S-4 No. 333-67577) of Platinum Software Corporation filed with the Securities and Exchange Commission.





                                            /s/ ERNST & YOUNG LLP




San Diego, California
November 19, 1998